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EXHIBIT 99.906CERT

     I, John L. Keeley, Jr., hereby certify that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Date: November 24, 2003

                                                        /s/ John L. Keeley, Jr.
                                                        -----------------------
                                                John L. Keeley, Jr.
                                                President

     I, Emily Viehweg, hereby certify that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Date: November 24, 2003

                                                /s/ Emily Viehweg
                                                -----------------
                                         Emily Viehweg
                                         Treasurer